Exhibit 2.10
THIRD AMENDMENT TO MEMBERSHIP INTEREST PURCHASE AGREEMENT
This Third Amendment to Membership Interest Purchase Agreement (this “Amendment”) is made effective December 22, 2023 (“Amendment Effective Date”) by and among Tap Rock Resources Legacy, LLC, a Delaware limited liability company (“Tap Rock I Legacy”), Tap Rock Resources Intermediate, LLC, a Delaware limited liability company (“Tap Rock I Intermediate” and together with Tap Rock I Legacy, each a “Tap Rock I Seller” and collectively the “Tap Rock I Sellers”), Tap Rock Resources II Legacy, LLC, a Delaware limited liability company (“Tap Rock II Legacy”), Tap Rock Resources II Intermediate, LLC, a Delaware limited liability company (“Tap Rock II Intermediate” and together with Tap Rock II Legacy, each a “Tap Rock II Seller” and collectively the “Tap Rock II Sellers”), Tap Rock NM10 Legacy Holdings, LLC, a Delaware limited liability company (“NM10 Legacy”), Tap Rock NM10 Holdings Intermediate, LLC, a Delaware limited liability company (“NM10 Intermediate” and together with NM10 Legacy, each a “NM10 Seller” and collectively the “NM10 Sellers”, and the NM10 Sellers, together with the Tap Rock I Sellers and Tap Rock II Sellers, each a “Seller” and collectively the “Sellers”); Civitas Resources, Inc., a Delaware corporation (“Purchaser”); Tap Rock Resources, LLC, a Delaware limited liability company (“Tap Rock I Subject Company”); and Tap Rock Resources Legacy, LLC, a Delaware limited liability company (solely in its capacity as Sellers’ Representative under the Agreement (defined below)) (“Sellers’ Representative”). Each of the parties to this Amendment is sometimes referred to individually in this Amendment as a “Party” and all of the parties to this Amendment are sometimes collectively referred to in this Amendment as the “Parties.”
WHEREAS, the Parties have entered into that certain Membership Interest Purchase Agreement dated as of June 19, 2023 (as amended by that certain First Amendment dated effective July 31, 2022 and that certain Second Amendment dated effective October 31, 2023 (“Second Amendment”), the “Agreement”);
WHEREAS, pursuant to the Second Amendment, the Parties released 1,268,708 shares of Purchaser Common Equity (the “Early Released Common Equity”) from the Applicable Holdback Amount to the applicable Sellers of each Company Group together with any dividends paid on such Early Released Common Equity prior to the date of such release;
WHEREAS, the Parties now desire to amend the Agreement in accordance with the terms and conditions of this Amendment; and
NOW, THEREFORE, in consideration of the premises and of the mutual covenants set forth herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to amend the Agreement as follows:
1.Early Release of Remaining Holdback Shares. Notwithstanding anything set forth in the Agreement to the contrary, the Parties have agreed that (a) the Sellers shall sell all of the Early Released Common Equity as soon as reasonably practicable (the later of (i) the date on which all of such Early Released Common Equity has been sold and (ii) the Amendment Effective Date, “Equity Release Date”), (b) the remaining 1,268,708 shares of Purchaser Common Equity shall be released from the Applicable Holdback Amount to the applicable Sellers of each Company Group based on their respective Percentage Share, as determined and designated by Sellers’ Representative (such shares, “Final Released Common Equity”) together with any dividends paid on such Final Released Common Equity prior to the date of such release and Sellers’ Representative and

Purchaser shall no later than two (2) Business Days after the Equity Release Date (i) provide the Transfer Agent with the applicable Transfer Agent Documentation with respect to the Final Released Common Equity and (ii) deliver to the Transfer Agent joint written instructions instructing the Transfer Agent to remove the Contract Legend from the Final Released Common Equity, and (c) Sellers shall, as soon as practicable, but no later than two (2) Business Days after the Equity Release Date, deposit an amount equal to the aggregate gross proceeds from the sale of the Early Released Common Equity (the “Cash Proceeds”) by wire transfer of immediately available funds with the Escrow Agent into an interest bearing escrow account (the “Cash Escrow Account”) established pursuant to the terms and conditions of the Escrow Agreement, with such Cash Proceeds constituting the Cash Holdback Amount and which shall be held and distributed by the Escrow Agent pursuant to the terms of the Escrow Agreement and this Agreement.
2.Amendment to Sections 10.3(i). Section 10.3(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(i)    Notwithstanding anything herein to the contrary, (i) the rights of each member of the Purchaser Group to indemnification (and each Seller’s obligations) under Section 10.1(b) (as limited by the terms hereof) shall be satisfied first (A) from the Cash Holdback Amount pursuant to Section 10.4 until there are no amounts remaining in the Cash Escrow Account that are allocated to the specific Seller providing the indemnity and second (B) by Seller, who at its option, may elect to make all or a part of such payments (1) in cash or (2) by surrendering to Purchaser for cancellation an aggregate number of shares of Purchaser Common Equity (rounded up to the nearest number of whole shares) calculated by dividing (x) the amount of such payment by (y) the Current Share Price, in which case, to the extent applicable or necessary, Sellers and Purchaser shall (1) provide the Transfer Agent with the applicable Transfer Agent Documentation and (2) deliver to the Transfer Agent joint written instructions to the Transfer Agent to remove any Contract Legends on such shares.”

3.Amendment to Section 10.4(a). Section 10.4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(a)    If at any time prior to the date that is twelve (12) months after the Closing Date (such time period, the “Holdback Period”) there are amounts remaining of the Cash Holdback Amount, to the extent that the applicable Seller does not promptly (and in any event within thirty (30) days after receipt of a Claim Notice from Purchaser) reimburse or pay Purchaser for any amounts to which Purchaser is entitled with respect to valid and undisputed claim(s) asserted under Article 10, then Purchaser shall be entitled to deliver to Sellers’ Representative and the Escrow Agent a written notice (a “Holdback Claim Notice”), which notice shall specify the nature and amount of Purchaser’s claim(s) as set forth in the applicable Claim Notice (the “Holdback Claim”), including details of and a specific basis under this Agreement entitling Purchaser to such Holdback Claim.”
4.Amendment to Section 10.4(b). Section 10.4(b) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(b)    Upon final resolution of any Holdback Claim pursuant to the mutual written agreement of Purchaser and Sellers or as determined by a final, non-appealable judgment of a court of competent jurisdiction in accordance with Section 14.4, or pursuant to the terms of Section 2.7, if Purchaser is entitled to a disbursement of all or any portion of the Cash Holdback Amount then-remaining, then Sellers’ Representative and Purchaser shall deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to pay to Purchaser from the Cash Escrow Account an amount equal to all or a stipulated amount of such Holdback Claim.”

5.Amendment to Sections 10.4(c). Section 10.4(c) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(c)    On the date that is six (6)-months following the Closing Date, Sellers’ Representative and Purchaser shall (i) deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to pay an amount equal to (A) fifty percent of the Cash Proceeds, minus (B) the aggregate amount of all outstanding claims for which Purchaser has provided a Claim Notice to Sellers in good faith in accordance with Section 10.2 that remain unresolved or have not been previously paid to Purchaser as of such date (which shall remain part of the Cash Holdback Amount until final resolution of such outstanding Claim Notices) (such amount as calculated under subparts (A) and (B), the “Six Month Holdback Amount”).”
6.Amendment to Sections 10.4(e). Section 10.4(e) of the Agreement is hereby deleted in its entirety and replaced with the following:
“(e)    Within ten (10) Business Days of expiration of the Holdback Period, Sellers’ Representative and Purchaser shall deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to pay to Sellers an amount equal to (i) the Cash Holdback Amount (together with any accrued interest), minus (ii) an amount equal to those amounts attributable to any then-outstanding claims for which Purchaser has provided a Claim Notice to Sellers in good faith in accordance with Section 10.2 that remain unresolved or have not been previously paid to Purchaser as of such date. From and after the end of the Holdback Period, if the Parties reach final agreement or other final non-appealable resolution as to the Damages alleged by Purchaser in one or more Claim Notices that remained unresolved as of the end of the Holdback Period, Sellers’ Representative and Purchaser shall deliver to the Escrow Agent joint written instructions instructing the Escrow Agent to pay (x) to Purchaser from the Cash Escrow Account any amounts to which Purchaser is entitled upon resolution of such dispute that were held back in respect of the applicable claim pursuant to this Section 10.4 and (y) any balance outstanding in the Cash Escrow Account (if any) to Sellers.”
7.Amendment to Appendix A. Appendix A to the Agreement is hereby amended as follows:
(a)The following defined terms are deleted in their entirety:
(i)“Applicable Indemnity Cap”.
(ii)“Escrow Agreement”.
(b)The following defined terms are hereby added (in appropriate alphabetical order):
““Applicable Indemnity Cap” means:
(a)    as the Closing Date, such number of shares of Purchaser Common Equity (rounded up to the nearest whole share) equal to (i) the Dollar value of the applicable Seller’s Percentage Share of the initial amount of the Deposit on the Execution Date, (ii) divided by the Current Share Price;
(b)    as of the applicable date of determination after the Closing Date but before Early Release Date, such number of shares of Purchaser Common Equity described in subpart (a) of this definition, minus any and all disbursements and distributions of such Applicable Holdback Amount made after Closing pursuant to Section 10.4;

(c)    as of the applicable date of determination after the Early Release Date but before the Equity Release Date, such (i) number of shares of Purchaser Common Equity described in subpart (a) of this definition with respect to such Seller, minus (ii) any and all disbursements and distributions of such Applicable Holdback Amount made after Closing pursuant to Section 10.4 minus (iii) the Early Release Common Equity allocated to such Seller plus (iv) a cash amount equal to $91,875,000;
(d)    as of the applicable date of determination after the Equity Release Date but before the date that is six (6) months following the Closing Date, an amount equal to Seller’s Percentage Share of the sum of (i) the Cash Holdback Amount, plus (ii) $91,875,000 (such sum, the “Six Month Cap”);
(e)    as of the applicable date of determination after the date that is six (6)-months following the Closing Date but before the date that is twelve (12)-months following the Closing Date, an amount equal to an amount equal to fifty percent (50%) of the Six Month Cap; and
(f)    as of the applicable date of determination after the date that is twelve (12)-months following the Closing Date but before the date that is fifteen (15)-months following the Closing Date, a cash amount equal to Seller’s Percentage Share of $22,968,750.”
““Cash Holdback Amount” means (a) as of the Equity Release Date, the Cash Proceeds and (b) as of the applicable date of determination after the Equity Release Date, the amount described in subpart (a) of this definition, minus any and all disbursements and distributions of such Cash Holdback Amount made after the Equity Release Date pursuant to Section 10.4.”
““Cash Escrow Account” means the account established pursuant to the Escrow Agreement for purposes of holding the Cash Holdback Amount.”
““Cash Proceeds” means the Cash Proceeds as defined in that certain Third Amendment to Membership Interest Purchase Agreement by and between Sellers, Purchaser, Tap Rock I Subject Company and Sellers’ Representative dated December 18, 2023.”
““Equity Release Date” means the Equity Release Date as defined in that certain Third Amendment to Membership Interest Purchase Agreement by and between Sellers, Purchaser, Tap Rock I Subject Company and Sellers’ Representative dated December 18, 2023.”
““Escrow Agreement” means the escrow agreement, dated as of the Execution Date, by and among Purchaser, Sellers’ Representative and the Escrow Agent, as amended.”
““Six Month Cap” means the Six Month Cap as defined in that certain Third Amendment to Membership Interest Purchase Agreement by and between Sellers, Purchaser, Tap Rock I Subject Company and Sellers’ Representative dated December 18, 2023.”
8.Miscellaneous.
(a)The Agreement, as amended herein, is ratified and confirmed, and all other terms and conditions of the Agreement not modified by this Amendment shall remain in full force and effect. All references to the Agreement shall be considered to be references to the Agreement, as modified by this Amendment. The Parties acknowledge and agree that this Amendment complies with the requirements to amend or modify the Agreement, as stated in Section 14.8 of the Agreement. Except as expressly provided herein or in the Agreement, this Amendment shall not release, waive or excuse, and each Party shall remain responsible and liable for, such Party’s respective rights and obligations (or breach thereof) under the Agreement, as amended by this Amendment, arising prior to, on or after the date hereof.
(b)The terms and conditions of Sections 14.1 (Counterparts) and 14.4 (Governing Law; Waiver of Jury Trial) of the Agreement are incorporated herein by reference and shall apply mutatis mutandis to this Amendment.
[Signature Page Follows]

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its respective duly authorized officers as of the Amendment Effective Date.

Sellers

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK RESOURCES II INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

TAP ROCK NM10 LEGACY HOLDINGS, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
Third Amendment to Membership interest Purchase Agreement

TAP ROCK NM10 HOLDINGS INTERMEDIATE, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

SELLERS’ REPRESENTATIVE (solely in its capacity
as Sellers’ Representative for the limited purposes
of Section 14.18(b) of the Agreement)

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President – Land & Legal

Signature Page to
Third Amendment to Membership interest Purchase Agreement

Tap Rock I Subject Company (solely for the limited purposes set forth in the Agreement)

TAP ROCK RESOURCES, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President - Land & Legal

Signature Page to
Third Amendment to Membership interest Purchase Agreement

Purchaser

CIVITAS RESOURCES, INC.

By:	/s/ Travis L. Counts
Name:	Travis L. Counts
Title:	Chief Legal Officer and Secretary

Signature Page to
Third Amendment to Membership interest Purchase Agreement